Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statements (Form S-8 Nos. 333-160368, 333-37306, 333-60816, 333-118076, 333-132317, 333-160360, 333-132318, 333-159769, 333-27507, 333-36445, 333-118074, 333-39547, 333-45827, 333-171929, 333-175777, 333-185699, 333-185698, 333-189451, 333-197179, 333-211912, 333-217799, and 333-230709) pertaining to the  1995 Incentive and Non-Statutory Option Plan, MicroOptical Devices, Inc. 1996 Stock Option Plan, Directors’ Stock Award Plan, 2000 Stock Option Plan, Officer and Director Share Purchase Plan, 2000 Employee Stock Purchase Plan, 2007 Directors’ Stock Award Plan, 2010 Equity Incentive Plan, Amended 2012 Equity Incentive Plan and 2019 Equity Incentive Plan of EMCORE Corporation of our report dated August 22, 2019, with respect to the financial statements of Systron Donner Inertial, Inc. included in this Current Report (Form 8-K/A) of EMCORE Corporation.

/s/ Ernst & Young LLP

Los Angeles, CA
August 23, 2019